Exhibit 10.11


                                  CONFIDENTIAL
                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE is entered into by and between DONALD L. SCHREUDER (hereinafter called "Schreuder") and HARDING ASSOCIATES, INC. a Delaware corporation whose principal corporate office is Novato, California (hereafter called "the Company").

                                    Recitals

         A. Schreuder has been employed by the Company from June 1965 to September 1966, and after an education sabbatical, from June 1967 until present. He has served as a member of the Board of Directors of the Company and its predecessors since 1975, and has been an officer of the Company since 1976. Since June 1994, he has served as its President and Chief Executive Officer.

         B. Schreuder has resigned as President and Chief Executive Officer of the Company effective September 25, 1998.

         C. In consideration for his long and valuable service to the Company and in recognition of his contributions to the Company, the Company wishes to provide Schreuder with the severance benefits described below.

         NOW, THEREFORE, in consideration of the above Recitals and the mutual promises and conditions in this Agreement, IT IS AGREED AS FOLLOWS:

                  1. Date of Termination. Schreuder has resigned his position as President and Chief Executive Officer effective September 25, 1998 and his resignation has been accepted by the Company's Board of Directors. However, Schreuder shall remain as a non-officer employee of the Company until June 30, 1999 ("Date of Termination"), at which time his employment shall terminate. While Schreuder shall be relieved of all duties and responsibilities except as may be set forth in this Agreement, he shall receive his current salary and benefits through November 30, 1998. After that date, the Company shall provide him compensation as set forth hereafter. Although during the period ending on the Date of Termination ("the Severance Period") Schreuder shall remain a non-officer employee of the Company, he shall not be precluded from obtaining other employment that is in compliance with the terms of this Agreement. Notwithstanding this Agreement, during the Severance Period and thereafter Schreuder shall not hold himself out to be an agent or employee of the Company, and he acknowledges he now has, and shall hereafter have, no authority to engage in any acts or to enter into any contracts or other obligations on behalf of or binding on the Company.

                  2. Severance Pay. Schreuder shall receive severance pay for a period of 62 weeks counted from November 30, 1998. The severance pay will be determined on the basis of Schreuder's weekly gross salary in effect at the date of his resignation (annual salary of $238,000 divided by 52), for a total severance payment of $283,769.23. Severance pay shall be paid as follows:
two-thirds of the total amount (i.e., $187,287.69) shall be paid prior to December 31, 1998; one-sixth of the total amount shall be paid on March 31, 1999, and the remaining one-sixth shall be paid on June 30, 1999 (i.e., two payments of $48,240.77 each). The Company shall deduct from each such payment federal and state tax withholding and an amount equal to an employee's portion of FICA payments, and forward such amounts withheld to the appropriate governmental agencies for Schreuder's account.

                  3.  Treatment of Personal  Time Off ("PTO").  During  December
1998 the Company shall pay to Schreuder all PTO that has accrued through November 30, 1998. No additional PTO shall accrue after November 30, 1998, as it is agreed that the severance payments set forth in paragraph 2 above include any PTO to which Schreuder would otherwise be entitled as an employee of the Company for the period from December 1, 1998 through June 30, 1999.

                  4. Allowance. The Company agrees to fund an allowance of $18,000 for Schreuder for outplacement, legal services, and other professional services in connection with his separation from employment with the Company. Upon presentation of invoices, the Company will pay the service providers directly until the allowance has been exhausted. If any balance remains in the allowance fund on June 30, 1999, said balance will be paid to Schreuder in a lump sum; the unused balance shall be determined on the basis of invoices received by the Company on or before June 30, 1999. The Company shall have no other responsibility for expenses incurred by Schreuder except as otherwise set forth in this Agreement.

                  5. Medical/Dental/Vision Plans. Schreuder shall continue his eligibility for the Company's medical, dental and vision plans until the Date of Termination. After the Date of Termination, Schreuder shall have the option to convert the Company's medical, dental and vision plans to individual plans pursuant to the rules and regulations of COBRA (the Consolidated Omnibus Budget Reconciliation Act). The Company shall reimburse Schreuder the amounts of the monthly COBRA payments for 11 months from the Date of Termination (i.e., to May 31, 2000) or until Schreuder obtains other coverage, whichever comes first. If Schreuder obtains other coverage before May 31, 2000 that provides fewer benefits or less coverage than the coverage provided by the Company, then the Company shall continue to reimburse Schreuder for his coverage until May 31, 2000. However, if subsequent coverage is obtained by Schreuder that provides greater benefits or coverage, the Company may discontinue reimbursements for Schreuder's coverage before May 31, 2000. The Company shall have discretion to determine whether any other coverage obtained by Schreuder provides fewer or greater benefits or coverage, which discretion the Company shall exercise reasonably in good faith. It is Schreuder's responsibility to inform the Company if and when he obtains subsequent coverage. Failure by Schreuder to inform the Company he has obtained subsequent coverage shall release the Company from its obligations under this paragraph.

                  6. Deferred Compensation Plans. Schreuder's vested rights under the Company's 401(k) Salary Deferral Plan and the Company's Rabbi Trust Non-Qualified Salary Deferral Plan shall continue to be governed by the terms and conditions of the Plan documents and applicable law.

                  7. Stock Option Plans. Schreuder's rights under the Company's stock option plans shall continue to be governed by the plan documents, pre-existing Board of Directors' resolutions regarding stock option plans, and applicable law.

                  8. Incentive Compensation. Schreuder will not be entitled to any compensation or bonuses under the Company's Incentive Compensation Plan for the fiscal year ending May 31, 1998 or any fiscal year thereafter.

                  9. Expenses. The Company shall reimburse Schreuder for reasonable out-of-pocket expenses incurred up to November 30, 1998 in connection with the Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as the Company has established for its employees.

                  10. Return of Documents. Schreuder will promptly return to the Company all documents and other materials relating to the Company's business, together with all copies thereof, including but not limited to Company reports, job files, operating manuals, technical blueprints or plans, business forecasts, market summaries, proposals, job notes and customer lists, and any other files or documents that could reasonably be construed to be of value to the Company. In the event the Company believes Schreuder has retained materials that should have been returned to the Company, the Company will promptly notify Schreuder and provide him a reasonable opportunity to return such materials before the Company commences any proceeding regarding them.

                  11. Disclosure of Confidential Client Information. In the course of his employment, Schreuder has had access to confidential records and data pertaining to the Company's clients and to the relationship between these clients and the Company. Schreuder agrees that such information is considered secret and was disclosed to Schreuder in confidence. Schreuder agrees that he shall not, directly or indirectly, disclose or use any such information until such information otherwise becomes public knowledge. Nothing in this paragraph is intended to preclude Schreuder from obtaining other employment; rather, it is the intent of this paragraph to protect the Company against the use of its confidential proprietary information to compete unfairly against it.

                  12.      Solicitation of Customers or Employees.

                  To protect the confidential, proprietary, and trade secret information of the Company, the parties agree it is necessary to enter the following covenants:

                           a. Schreuder agrees that all customers of the Company
listed on Exhibit A, from whom Schreuder has solicited  business  during the two
(2) years prior to November 30, 1998 ("the prior two year period") are solely the customers of the Company and not of Schreuder. Schreuder acknowledges and agrees that the names and addresses of the customers of the Company listed on Exhibit A, and all other confidential information relating to those customers, including their buying habits and special needs, which information Schreuder acquired during the prior two year period, are considered secret and disclosed to Schreuder in confidence. Schreuder agrees that for a period of time, ending November 30, 2000, Schreuder will not solicit business, either directly or indirectly, as to products or services competitive with those of the Company from any of the Company's customers listed in the attached Exhibit A, on whom Schreuder called or with whom Schreuder became acquainted during the two year period, either for himself or for any other person, firm or corporation for which he is working either as an employee, consultant or board member. This restriction applies only to those individuals or divisions of large companies that Schreuder called on or became acquainted with in connection with Company business, and will not apply to contact or projects from different locations or divisions of a listed customer. (For example, the Company has listed "Chevron" as a customer because of Schreuder's involvement with a project at the El Paso refinery. It is agreed that Schreuder is restricted from using contacts he made in connection with that project at that office of Chevron to solicit business from those contacts at that location. However, he would not be precluded from soliciting business from Chevron at other locations such as in California or overseas.)

                           b.  Schreuder  agrees that the  Company has  invested
substantial time and effort and resources in assembling, training and managing its present staff of personnel, which constitutes a significant asset of the Company. Accordingly, Schreuder agrees that for a period of two years after November 30, 1998, Schreuder will not directly or indirectly induce or solicit any of the Company's employees to leave their employment with the Company for employment with himself or any other person, firm or corporation for which he is working either as an employee, consultant or board member. Nothing in this paragraph shall be construed to create liability or responsibility in Schreuder in the event a current Company employee on his or her own initiative seeks employment with an employer or prospective employer of Schreuder or with Schreuder himself.

                  13. Disclosure of Confidential Company Information. Schreuder agrees that he will regard and preserve as confidential and will not divulge to unauthorized persons, or use or permit persons who are under his direction or supervision to divulge or use, for any purposes other than those related to the business of the Company, either during or after the term of his employment, any information, matter or thing of a secret, confidential or private nature connected with the business of the Company, or any of its suppliers, customers or affiliates, without the written consent of the Board of Directors, until such time as such information otherwise becomes public knowledge. Included within the meaning of the foregoing are matters of a technical nature, such as know-how, formulae, computer programs, software and documentation, processes or machines, inventions and research projects; and matters of a business nature such as information about costs, profits, markets, sales, customers, suppliers and employees (including salary, evaluation and other personnel data), and plans for further development or marketing; and any other information of a similar nature to the extent not available to the public.

                  14. Company's Ownership of Intangibles. All processes, techniques, trade secrets, computer programs or applications, formulae, inventions, copyrights, trademarks and other intangible rights that have been conceived or developed by Schreuder, either alone or with others, during the term of Schreuder's employment with the Company (hereafter "work products"), whether or not conceived or developed during Schreuder's working hours, whether or not reduced to writing, and with respect to which the equipment, supplies, facilities, premises or property of the Company were used, or that relate to the business of the Company or the Company's actual or demonstrable and anticipated research and development, or that result from any work performed by Schreuder for or on behalf of the Company, were and shall be the sole property of the Company.

                  Schreuder acknowledges and agrees that all such work products are the sole property of the Company, and Schreuder hereby assigns to the Company Schreuder's entire right and interest in all such work products. Schreuder shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this section; provided, however, that such assignment does not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code.

                  15. Indemnification. The Company shall, to the maximum extent permitted by law, indemnify and hold Schreuder harmless against all cost and expenses, including reasonable attorney's fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising in whole or in part by reason of Schreuder's employment by the Company while acting within the course and scope of such employment. Schreuder shall, to the maximum extent permitted by law, indemnify and hold the Company harmless against all costs and expenses, including reasonable attorney's fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising from any claim or allegation against the Company based on any conduct of Schreuder during the Severance Period.

                  16. Waiver of Employment Related Claims. This Agreement resolves all claims directly or indirectly arising out of the employment relationship between Schreuder and the Company, which claims could have been alleged by Schreuder against the Company or any of its successors, assigns, subsidiaries, affiliates, officers, directors, shareholders, employees, attorneys, and agents. In return for the severance payments and other benefits provided by this Agreement, Schreuder fully releases the Company, its officers, directors, shareholders, employees, attorneys, agents, subsidiaries, and affiliates from any and all claims and actions (whether known or unknown) which he may have against the Company, including but not limited to any and all matters arising out of his employment, including but by no means limited to claims of employment discrimination or bias, wrongful termination, infliction of emotional distress, any form of negligence, violation of any statute or regulation, breach of any express or implied agreements, defamation, fraud or misrepresentation, violation of public policy, pain and suffering, any claim for unpaid compensation or benefits or severance pay, any alleged violation of the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the California Fair Employment and Housing Act, any provision of the California Labor Code, the Employee Retirement Income Security Act ("ERISA"), the Age Discrimination in Employment Act of 1967 ("ADEA"), and any other alleged violation of any local, state or federal law, regulation or ordinance, or public policy, contract or tort or common-law having any bearing on the terms and conditions or modification of his employment with the Company, which he ever had, now has, or shall have as of the date of this Agreement, and except for any obligation the Company has to Schreuder under this Agreement.

                  This Agreement shall be binding on and shall inure to the benefit of the executors, heirs, administrators, successors and assigns of Schreuder and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company.

                  17. Mutual Release. The Company and Schreuder agree that there is adequate consideration for all of the obligations, releases and other agreements set forth herein. The Company and Schreuder generally release, absolve, disclaim and forever discharge each other from any and all claims, demands and actions (whether known or unknown), liability, damage or loss arising from, alleged to arise from, or related to Schreuder's employment by the Company, the terms of any employment agreement, or the termination of Schreuder's employment.

                  This release includes all claims, known and unknown, which have arisen prior to the date of this Release, or which may arise after the date of this Release, that are based upon any act, omission, or condition which happened or existed prior to the date of this Release. To implement and create a fully effective waiver and release, the Company and Schreuder each expressly waive all of their rights and remedies that are provided by Section 1542 of the California Civil Code, which states:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  In entering this waiver and release, Schreuder and the Company each acknowledge they may hereafter discover facts different from those either now knows or believes to be true, and notwithstanding such possibility Schreuder and the Company each agree to the foregoing general release of any and all claims whether known or unknown. Schreuder and the Company each assume the risk of any such subsequently discovered facts or any information related to them.

                  18. Effect of Combination or Dissolution. This Agreement shall not be terminated by the Company's voluntary or involuntary dissolution or by any merger in which the Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of the Company's assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which assets shall be transferred.

                  19. Representation, Advice and Understanding. The parties have read and fully considered this Agreement and are mutually desirous of entering into this Agreement. The terms of this Agreement are the product of mutual negotiation and compromise between Schreuder and the Company. Schreuder has been advised in writing to consult with an attorney of his choice prior to execution of this Agreement. This Agreement is executed by Schreuder without reliance on any representation by the Company or its agents, attorneys, officers, and directors regarding the nature and extent of Schreuder's rights, responsibilities, claims, and liabilities. Schreuder affirms he has carefully read and understands the contents of this Agreement, and in particular his waiver of rights under California Civil Code section 1542, that he has had up to 21 days to consider whether to enter into this Agreement, and signs the same as his own free and voluntary act with the full intent of forever releasing the Company and any other person described in this Agreement from all claims arising out of or relating to his employment by the Company.

                  20. Confidentiality. The parties agree that the terms and conditions of this Agreement will remain confidential between the parties hereto and will not be disclosed to any other person or entity other than counsel and accountants of the parties, and to such employees of the Company to whom disclosure must be made to implement the terms of this Agreement, except as required by law.

                  21. Beneficiaries. The parties intend the Company, its past and present parent corporations, affiliated corporations, subsidiary corporations, predecessors, successors, and assigns as well as their officers, directors, employees, stockholders, agents, attorneys, and representatives be beneficiaries of this Agreement.

                  22. Waiver of Rights under the Age Discrimination in Employment Act. Schreuder understands that this Agreement includes claims and rights Schreuder might have under the Age Discrimination in Employment Act ("ADEA"). The waiver of Schreuder's rights under the ADEA does not extend to claims or rights that might arise after the date this Agreement is executed. The monies to be paid to Schreuder in this Agreement are in addition to any sums to which he would be entitled without signing this Agreement. For a period of seven
(7) days following execution of this Agreement, Schreuder may revoke his waiver of rights under the ADEA by a written document received by the Company on or before the end of the seven (7) day period. The Agreement will not be final until said revocation period has expired. Company will make the severance payment to Schreuder as described above only if this Agreement is not revoked by Schreuder.

                  23. Cooperation. Schreuder agrees to cooperate with the Company with regard to the business of Company that Schreuder participated in during the course of Schreuder's employment with the Company, including, but not limited to, providing Company with information requested by Company with regard to such business.

                  24. Duplicate Originals. This Agreement may be executed in duplicate, with one fully executed copy delivered to the Company and one fully executed copy delivered to Schreuder.

                  25. Interpretation. Counsel for the respective parties have participated in the negotiation and preparation of this Agreement. Therefore, the normal rule that ambiguities are resolved against the drafter shall not be used in the interpretation or construction of this Agreement.

                  26. Arbitration of Controversies. Any dispute over the interpretation or application of this Agreement shall be resolved in binding arbitration under the rules and procedures of the American Arbitration Association. Any request for arbitration must be made in writing no later than 120 days following the date the dispute arises. The cost of arbitration shall be borne equally by the parties. Each party shall pay its own attorney's fees. The arbitrator's decision will be final, and the arbitrator will have no power to add to, subtract from, or modify this Agreement.

                  27. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including all prior employment agreements. No amendments to this Agreement may be made except by a writing signed by both parties.

                  28. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

                  29.   Choice  of  Law.  The   formation,   construction,   and
performance of this Agreement shall be construed in accordance with the laws of the State of California.

                  30. Board of Directors. The execution of this Agreement has been duly approved by the Company's Board of Directors, and the undersigned have been duly authorized to execute this Agreement on behalf of the Company.

                  Executed by the parties on December 1, 1998.

                                    COMPANY:

                                    HARDING ASSOCIATES, INC.
                                    a Delaware Corporation

                                    By: /s/ Donald K. Stager
                                            Donald K. Stager
                                            Chairman of the Board's Compensation
                                             Committee

                                    HARDING ASSOCIATES, INC.
                                    a Delaware Corporation

                                    By: /s/ Gregory P. Klein
                                            Gregory P. Klein
                                            Vice President Human Resources

                                    EMPLOYEE:

                                    By: /s/ Donald L. Schreuder
                                            Donald L. Schreuder